EXHIBIT 5.1
JONES DAY
NORTH POINT  •  901 LAKESIDE AVENUE  •  CLEVELAND, OHIO  44114-1190
TELEPHONE: (216) 586-3939  •  FACSIMILE: (216) 579-0212
November 17, 2010
The J. M. Smucker Company
One Strawberry Lane
Orrville, Ohio 44667
     Re: Registration Statement on Form S-8 Filed by The J. M. Smucker Company
Ladies and Gentlemen:
     We have acted as counsel for The J. M. Smucker Company, an Ohio corporation (the “Company”), in connection with the Company’s 2010 Equity and Incentive Compensation Plan (the “Plan”). In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:
     1. The 7,654,124.2979 common shares, without par value per share, of the Company (the “Common Shares”) that may be issued or delivered and sold pursuant to the Plan and the authorized forms of stock option, restricted share or other applicable award agreements thereunder will be, when issued or delivered and sold in accordance with the Plan and such agreements, validly issued, fully paid and nonassessable; and
     2. When issued in accordance with the terms of the Rights Agreement, dated as of May 20, 2009 (the “Rights Agreement”), by and between the Company and Computershare Trust Company, N.A., as Rights Agent, the Rights (as defined in the Rights Agreement) will be validly issued.
     The opinions expressed herein are limited to the laws of the State of Ohio, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction. In addition, we have assumed that the resolutions, authorizing the Company to issue or deliver and sell the Common Shares pursuant to the Plan and the applicable award agreements, will be in full force and effect at all times at which the Common Shares are issued or delivered and sold by the Company, and the Company will take no action inconsistent with such resolutions.
     In rendering the opinions above, we have assumed that each award under the Plan will be approved by the Board of Directors of the Company or an authorized committee of the Board of Directors.
     The opinion set forth in paragraph 2 above is limited to the valid issuance of the Rights under the corporation laws of the State of Ohio. We do not express any opinion herein with respect to any other aspect of the Rights, the effect of equitable principles or fiduciary considerations relating to the authorization, execution, delivery or administration of the Rights Agreement or the issuance of the Rights or the enforceability or any particular provisions of the Rights Agreement. In rendering the opinion set forth in paragraph 2 above, we have assumed that the board of directors of the Company has acted and
ATLANTA  •  BEIJING  •  BRUSSELS  •  CHICAGO  •  CLEVELAND  •  COLUMBUS  •  DALLAS  •  DUBAI  •  FRANKFURT  •  HONG KONG • HOUSTON IRVINE  •  LONDON  •  LOS ANGELES  •  MADRID  •  MEXICO CITY  •  MILAN  •  MOSCOW  •  MUNICH  •  NEW DELHI  •  NEW YORK  •  PARIS PITTSBURGH  •  SAN DIEGO  •  SAN FRANCISCO  •  SHANGHAI  •  SILICON VALLEY  •  SINGAPORE  •  SYDNEY  •  TAIPEI  •  TOKYO  •  WASHINGTON

November 17, 2010

will act in accordance with its fiduciary duties with respect to the authorization, execution, delivery and administration of the Rights Agreement and the issuance of the Rights.
     In rendering the opinion set forth in paragraph 2 above, moreover, we note that our research indicates that there are no reported decisions applying Ohio law concerning the authorization or issuance of securities substantially similar to the Rights. In the absence of directly applicable judicial authority, we have considered the pertinent provisions of Ohio corporation law and the decisions of courts applying the laws of other jurisdictions to analogous factual situations. Although such decisions may be persuasive to Ohio courts, they have no binding precedential effect.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 filed by the Company to effect registration of the Common Shares to be issued or delivered and sold pursuant to the Plan under the Securities Act of 1933 (the “Act”). In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,
/s/ Jones Day

11